Exhibit 99.1
Viant Technology Announces Third
Quarter 2026 Financial Results
Revenue increased 29% year-over-year
Gross profit increased 30% year-over-year
Contribution ex-TAC increased 27% year-over-year
Adjusted EBITDA increased 24% year-over-year
Increased share repurchase authorization by $50 million to $150 million
IRVINE, Calif., November 9, 2026 – Viant Technology Inc. (Nasdaq: DSP), a leader in AI-powered programmatic advertising, today reported financial results for its third quarter ended September 30, 2026.
"Viant delivered record third quarter results, exceeding the high-end of our guidance range for contribution ex-TAC and adjusted EBITDA," said Tim Vanderhook, Co-Founder and CEO of Viant. "Our ongoing momentum can be directly attributed to our recent evolution into a comprehensive advertising intelligence company. Viant is more differentiated than ever before, equipped to empower advertisers of all sizes through proprietary data, independent measurement, efficient supply paths, and advanced AI solutions that work in concert to optimize campaign execution. Building upon this leadership position, we are expanding our suite of services with the acquisition of Waymark, a leading generative AI video creative production technology platform, built to power CTV advertisers. Together, we believe Viant and Waymark will usher in the era of generative ad creative optimization for CTV. By combining Waymark's generative AI with our audience, content, and attention intelligence, we can empower advertisers of all sizes to produce audience tailored, contextually relevant, and attention-optimized creatives in minutes and at a fraction of traditional costs."
Third Quarter 2026 Financial Highlights, year-over-year (in thousands, except percentages and per share data):

	2026	2025	Change (%)

	(NM = Not Meaningful)
GAAP
Revenue	$110,428	$85,582	29%
Gross profit	$51,608	$39,839	30%
Net income	$2,618	$5,153	(49)%
Net income as a percentage of gross profit	5%	13%	NM
Net income attributable to Viant Technology Inc.	$67	$996	(93)%
Earnings per share of Class A common stock—basic	$0.00	$0.06	(100)%
Earnings per share of Class A common stock—diluted	$0.00	$0.06	(100)%
Class A and Class B common shares outstanding (as of September 30)	66,499
Cash and cash equivalents (as of September 30)	$183,209

Non-GAAP(2)
Contribution ex-TAC	$67,234	$52,990	27%
Adjusted EBITDA	$19,830	$16,029	24%
Adjusted EBITDA as a percentage of contribution ex-TAC	29%	30%	NM
Non-GAAP net income	$13,431	$11,205	20%
Non-GAAP earnings per share of Class A common stock—basic	$0.14	$0.12	17%
Non-GAAP earnings per share of Class A common stock—diluted	$0.13	$0.12	8%
Recent Business Highlights:
•Connected TV ("CTV") advertiser spend increased nearly 40% representing over 50% of total advertiser spend on the platform and reached a record high in the third quarter.
•For the second consecutive quarter, over 80% of CTV spend was transacted through Direct Access, a steep increase from over 50% in Q1 2026.

•Established direct integrations with leading AI frontier models, including Claude, ChatGPT, and Cursor, allowing advertisers to manage Viant-powered advertising campaigns through natural language prompts, outside of Viant's user interface, positioning Viant as a ubiquitous, AI enabled partner capable of meeting advertisers wherever they prefer to work.
•Launched the TVision mobile meter, extending attention analytics beyond the TV screen by connecting linear TV and CTV viewership with real-world consumer actions on mobile devices. This innovation bridges ad exposure to digital journeys and purchases, providing advertisers with a unified view of the complete consumer path to conversion.
•Acquired Waymark, a generative AI video creative production technology platform built specifically for Connected TV. Waymark’s generative AI effortlessly converts brand inputs into complete video ads featuring custom scripts, visuals, and voiceovers, enabling Viant to deliver generative ad creative optimization where endless creative variations are generated to meet any target audience.
•Beginning in Q3 and through November 6, 2026, Viant repurchased 1.4 million shares for $18.6 million under its share repurchase program and net settled 0.4 million shares related to vested equity awards for $4.6 million, representing a combined total of 1.8 million shares for $23.2 million, at an average price of $12.82 during the period. Execution against our share repurchase program demonstrates our disciplined approach to capital allocation and strong conviction in the underlying value of our business.
•Our board of directors authorized a $50 million increase to the stock repurchase program, effective November 9, 2026, raising the total share repurchase authorization to $150 million since inception and $70.8 million remaining to be deployed opportunistically.
•Viant was recognized as the winner of the "Best Buy-Side Programmatic Platform", as awarded by the Digiday Technology Awards.
"We delivered strong growth in Q3 and we are carrying that momentum into Q4," said Larry Madden, Chief Financial Officer. "At the midpoint we expect contribution ex-TAC to increase 26% and adjusted EBITDA to increase 27%, resulting in adjusted EBITDA margin expansion to 39%, demonstrating significant operating leverage even as we integrate TVision and Waymark. Growing enterprise relationships and a strong pipeline position us well for continued growth in 2027. The $50 million increase in our share repurchase authorization reflects our confidence in Viant’s long-term business opportunity."
For the fourth quarter 2026, the Company expects:
•Revenue in the range of $130.5 million to $133.5 million
•Contribution ex-TAC in the range of $80.5 million to $82.5 million
•Non-GAAP operating expenses in the range of $49.5 million to $50.5 million
•Adjusted EBITDA in the range of $31.0 million to $32.0 million
At the midpoint of Q4 guidance, the Company expects full-year 2026 revenue of approximately $435 million, up 26% year-over-year, contribution ex-TAC of approximately $259 million, up 24% year-over-year, non-GAAP operating expenses of approximately $184 million, up 22% year-over-year, and adjusted EBITDA of approximately $75 million, up 31% year-over-year.
Contribution ex-TAC, non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA as a percentage of contribution ex-TAC, non-GAAP net income, and non-GAAP earnings (loss) per share of Class A common stock—basic and diluted are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with U.S. generally accepted accounting principles ("GAAP"). Reconciliations of these non-GAAP financial measures to Viant’s financial results as determined in accordance with GAAP are included at the end of this press release under “Reconciliation of Non-GAAP Financial Measures.” For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see “Non-GAAP Financial Measures” in this press release. We are not able to estimate gross profit, total operating expenses or net income (loss) on a forward-looking basis or reconcile the guidance provided for contribution ex-TAC, non-GAAP operating expenses, or adjusted EBITDA to the closest corresponding GAAP financial measures on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from these non-GAAP financial measures; in particular, the impact of future traffic acquisition costs and other platform operations expenses, as well as the measures and effects of our stock-based compensation related to equity grants that are directly impacted by unpredictable fluctuations in our share price and the potential forfeitures of equity grants. We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results.

(1)We define advertiser spend as the total amount billed to our customers for activity on our platform inclusive of the costs of advertising media, third-party data, other add-on features such as our proprietary data, measurement, and technology-enabled solutions, and our platform fee we charge customers.
(2)For a discussion on how we define, use and calculate these non-GAAP financial measures and a reconciliation thereof to the most directly comparable GAAP financial measures, see “Non-GAAP Financial Measures” and the supplementary schedules under “Reconciliation of Non-GAAP Financial Measures” in this press release.
Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through Viant’s Investor Relations website at investors.viantinc.com.
As of September 30, 2026, there were 21,209,646 shares of the Company's Class A common stock outstanding and 45,289,716 shares of the Company's Class B common stock outstanding. For more information, please refer to our Quarterly Report on Form 10-Q expected to be filed with the Securities and Exchange Commission ("SEC") on November 9, 2026.

Conference Call and Webcast Details:
Viant will host a conference call and webcast to discuss its financial results on Monday, November 9, 2026 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live webcast of the call can be accessed from Viant’s Investor Relations website. An archived version of the webcast will be available from the same website after the call. Viant Technology has used, and intends to continue to use, the “Investor Relations” section of its website at investors.viantinc.com, its LinkedIn account, the LinkedIn account of its Chief Executive Officer, Tim Vanderhook, the LinkedIn account of its Chief Operating Officer, Chris Vanderhook, its X (formerly known as Twitter) account (@viant_tech), and Chris Vanderhook's X account (@cvanderhook) to post information that may be important to investors. Investors and potential investors are encouraged to consult Viant Technology’s website and the foregoing LinkedIn and X accounts regularly for important information.
About Viant
Viant Technology (Nasdaq: DSP) is an exclusively buy-side, AI-powered advertising platform purpose-built for CTV. Viant uniquely combines proprietary content intelligence, household-level identity resolution, and person-level attention signals to connect advertisers with real customers and drive measurable outcomes across the open internet. Through its award-winning AI solutions, Viant is building the future of autonomous advertising, where AI doesn’t just assist the campaign, it delivers real results. Learn more at viantinc.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.
Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “guidance,” “believe,” “expect,” “estimate,” “commit,” “ensure,” “target,” “project,” “plan,” “will,” or words or phrases with similar meaning.
Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements contained in this press release relate to, among other things, Viant’s projected financial performance and operating results, including our guidance and/or long-term targets for revenue, contribution ex-TAC, non-GAAP operating expenses, and adjusted EBITDA, as well as statements regarding Viant’s growth prospects and drivers, it's competitive position, stock repurchases, strategic priorities, pipeline opportunities including potential enterprise clients, and benefits of Viant's offerings. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising may develop slower or differently than Viant’s expectations, the demands and expectations of customers, the ability to attract and retain customers, the impact of information and data privacy trends and regulations on our business and competitors, risks related to the use of artificial intelligence technologies, and other economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. Investors are referred to our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.
Media Contact:
Marielle Lyon
press@viantinc.com
Investor Contact:
Nick Zangler
nzangler@viantinc.com

VIANT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$110,428	$85,582	$303,220	$234,077
Operating expenses(1):
Platform operations	58,820	45,743	169,695	127,793
Sales and marketing	21,650	16,740	58,401	46,453
Technology and development	10,741	7,703	28,719	22,305
General and administrative	17,351	11,165	52,349	38,142
Total operating expenses	108,562	81,351	309,164	234,693
Income (loss) from operations	1,866	4,231	(5,944)	(616)
Other expense (income), net:
Interest income, net	(1,401)	(1,463)	(4,017)	(4,671)
TRA remeasurement expense	—	—	—	325
Total other expense (income), net	(1,401)	(1,463)	(4,017)	(4,346)
Income (loss) before income taxes	3,267	5,694	(1,927)	3,730
Provision for (benefit from) income taxes	649	541	(519)	97
Net income (loss)	2,618	5,153	(1,408)	3,633
Less: Net income (loss) attributable to noncontrolling interests	2,551	4,157	(909)	3,537
Net income (loss) attributable to Viant Technology Inc.	$67	$996	$(499)	$96
Earnings (loss) per share of Class A common stock:
Basic	$0.00	$0.06	$(0.03)	$0.01
Diluted	$0.00	$0.06	$(0.03)	$0.00
Weighted-average shares of Class A common stock outstanding:
Basic	20,660	16,331	19,279	16,255
Diluted	21,223	19,179	19,279	20,736
(1) Stock-based compensation and depreciation and amortization included in operating expenses are as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Stock-based compensation:
Platform operations	$992	$1,025	$2,635	$2,915
Sales and marketing	3,319	1,770	9,026	5,089
Technology and development	2,766	1,091	6,209	2,886
General and administrative	3,288	2,542	9,022	7,520
Total stock-based compensation	$10,365	$6,428	$26,892	$18,410

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Depreciation and amortization:
Platform operations	$4,996	$3,760	$14,574	$11,006
Sales and marketing	127	81	353	234
Technology and development	494	873	1,478	2,180
General and administrative	276	93	525	270
Total depreciation and amortization	$5,893	$4,807	$16,930	$13,690

VIANT TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands, except share and per share data)

	As of September 30,	As of December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$183,209	$191,151
Accounts receivable, net of allowances	163,753	177,139
Prepaid expenses and other current assets	16,047	7,902
Total current assets	363,009	376,192
Property, equipment, and software, net	40,616	35,069
Operating lease assets, net	19,025	19,689
Intangible assets, net	13,788	2,899
Goodwill	32,407	19,190
Deferred tax assets	33,544	17,524
Other assets	14,373	4,100
Total assets	$516,762	$474,663
Liabilities and stockholders’ equity
Liabilities
Current liabilities:
Accounts payable	$65,697	$83,520
Accrued liabilities	67,800	50,828
Accrued compensation	15,074	12,988
Deferred revenue	2,582	583
Current portion of operating lease liabilities	5,420	5,080
Other current liabilities	8,146	4,036
Total current liabilities	164,719	157,035
Long-term debt	—	—
Long-term portion of operating lease liabilities	15,612	16,668
Long-term portion of TRA liability	13,161	12,159
Total liabilities	193,492	185,862
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value
Authorized shares — 10,000,000
Issued and outstanding — none	—	—
Class A common stock, $0.001 par value
Authorized shares — 450,000,000
Issued — 22,020,072 and 18,271,293	22	18
Outstanding — 21,209,646 and 17,593,198
Class B common stock, $0.001 par value
Authorized shares — 150,000,000
Issued and outstanding — 45,289,716 and 45,717,216	45	46
Additional paid-in capital	229,177	182,744
Accumulated deficit	(104,429)	(91,751)
Treasury stock, at cost; 810,426 and 678,095 shares held	(10,140)	(8,920)
Total stockholders’ equity attributable to Viant Technology Inc.	114,675	82,137
Noncontrolling interests	208,595	206,664
Total equity	323,270	288,801
Total liabilities and stockholders’ equity	$516,762	$474,663

VIANT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(1,408)	$3,633
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16,930	13,690
Stock-based compensation	26,892	18,410
Provision for doubtful accounts	1,000	23
Loss on disposal of assets	174	3
Noncash lease expense	3,705	3,062
Deferred taxes	(819)	—
Changes in operating assets and liabilities:
Accounts receivable	13,312	4,127
Prepaid expenses and other assets	(17,361)	1,163
Accounts payable	(21,357)	(10,476)
Accrued liabilities	15,332	(8,768)
Accrued compensation	649	(476)
Deferred revenue	304	30
Operating lease liabilities	(3,797)	(3,386)
Other liabilities	2,157	(1,504)
Net cash provided by operating activities	35,713	19,531
Cash flows from investing activities:
Purchases of property and equipment	(1,422)	(825)
Capitalized software development costs	(13,518)	(12,564)
Cash paid for acquisitions, net of cash acquired	(15,438)	(549)
Cash paid for investments	—	(3,500)
Net cash used in investing activities	(30,378)	(17,438)
Cash flows from financing activities:
Repurchase of stock related to tax withholdings on vested equity awards	(7,723)	(3,232)
Repurchase of stock related to the stock repurchase program	(5,915)	(38,090)
Payment of member tax distributions	(691)	(6,617)
Proceeds from the exercise of stock options	1,331	2,084
Payment on tax receivable agreement liability	(279)	—
Net cash used in financing activities	(13,277)	(45,855)
Net decrease in cash and cash equivalents	(7,942)	(43,762)
Cash and cash equivalents at beginning of period	191,151	205,048
Cash and cash equivalents at end of period	$183,209	$161,286

Non-GAAP Financial Measures
To provide investors and others with additional information regarding Viant’s results, we have included in this press release the following financial measures that are not calculated in accordance with GAAP: contribution ex-TAC, non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA as a percentage of contribution ex-TAC, non-GAAP net income (loss) and non-GAAP earnings (loss) per share of Class A common stock—basic and diluted. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP financial measures allow investors to evaluate the Company’s financial performance using some of the same measures as management.
Contribution ex-TAC is a non-GAAP financial measure. Gross profit is the most comparable GAAP financial measure, which is calculated as revenue less platform operations expense. In calculating contribution ex-TAC, we add back other platform operations expense to gross profit. Contribution ex-TAC is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short- and long-term operational plans and make strategic decisions regarding the allocation of capital. “Traffic acquisition costs” or “TAC” represents amounts incurred and payable to suppliers for the cost of advertising media, third-party data and other add-on features related to our fixed cost per mille pricing option and certain arrangements related to our percentage of spend pricing option. In particular, we believe that contribution ex-TAC can provide a measure of period-to-period comparisons for all pricing options within our business. Accordingly, we believe that this measure provides information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors.
Non-GAAP operating expenses is a non-GAAP financial measure. Total operating expenses is the most comparable GAAP financial measure. Non-GAAP operating expenses is defined by us as total operating expenses plus other expense, net, less TAC, stock-based compensation, depreciation, amortization, and certain other items that are not related to our core operations, such as acquisition and restructuring costs and non-operational media purchases. Non-GAAP operating expenses is a key component in calculating adjusted EBITDA, which is one of the measures we use to provide our business outlook to the investment community. Additionally, non-GAAP operating expenses is used by our management and board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. We believe that the elimination of TAC, stock-based compensation, depreciation, amortization and certain other items not related to our core operations provides another measure for period-to-period comparisons of our business, provides additional insight into our core controllable costs, and is a useful metric for investors because it allows them to evaluate our operational performance in the same manner as our management and board of directors.
Adjusted EBITDA is a non-GAAP financial measure defined by us as net income (loss) before interest expense (income), net, income tax benefit (expense), depreciation, amortization, stock-based compensation and certain other items that are not related to our core operations, such as acquisition and restructuring costs, non-operational media purchases as well as Tax Receivable Agreement (the "TRA") remeasurement expense. Net income (loss) is the most comparable GAAP financial measure. Adjusted EBITDA as a percentage of contribution ex-TAC is a non-GAAP financial measure we calculate by dividing adjusted EBITDA by contribution ex-TAC for the period or periods presented. Net income (loss) as a percentage of gross profit is the most comparable GAAP financial measure.
Adjusted EBITDA and adjusted EBITDA as a percentage of contribution ex-TAC are used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating adjusted EBITDA can provide a measure for period-to-period comparisons of our business. Adjusted EBITDA as a percentage of contribution ex-TAC, a non-GAAP financial measure, is used by our management and board of directors to evaluate adjusted EBITDA relative to our profitability after costs that are directly variable to revenues, which comprise TAC. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA as a percentage of contribution ex-TAC provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors.
Non-GAAP net income (loss) is a non-GAAP financial measure defined by us as net income (loss) adjusted to eliminate the impact of stock-based compensation and certain other items that are not related to our core operations, such as acquisition and restructuring costs, non-operational media purchases as well as TRA remeasurement expense and the income tax effect of these adjustments. Net income (loss) is the most comparable GAAP financial measure. Non-GAAP net income (loss) is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of stock-based compensation and certain other items that are not related to our core operations provides measures for period-to-period comparisons of our business and additional insight into our core controllable costs.
Accordingly, we believe that non-GAAP net income (loss) provides information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.
Non-GAAP earnings (loss) per share of Class A common stock—basic and diluted is a non-GAAP financial measure defined by us as earnings (loss) per share of Class A common stock—basic and diluted, adjusted to eliminate the impact of stock-based compensation and certain other items that are not related to our core operations, such as acquisition and restructuring costs, non-operational media purchases as well as TRA remeasurement expense and the income tax effect of these adjustments. Earnings (loss) per share of Class A common stock—basic and diluted is the most comparable GAAP financial measure. Non-GAAP earnings (loss) per share of Class A common stock—basic and diluted is used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of stock-based compensation and certain other items that are not related to our core operations provides measures for period-to-period comparisons of our business and provides additional insight into our core controllable costs. Accordingly, we believe that non-GAAP earnings (loss) per share of Class A common stock—basic and diluted provides information to investors and the market generally that aids in the understanding and evaluation of our results of operations in the same manner as our management and board of directors.
Basic non-GAAP earnings (loss) per share of Class A common stock is calculated by dividing the non-GAAP net income (loss) attributable to Class A common stockholders by the number of weighted-average shares of Class A common stock outstanding, excluding contingently returnable shares. Shares of our Class B common stock do not share in our earnings or losses and are therefore not participating securities. As such, separate presentation of basic and diluted non-GAAP earnings (loss) per share of Class B common stock under the two-class method has not been presented.
Diluted non-GAAP earnings (loss) per share of Class A common stock adjusts the basic non-GAAP earnings (loss) per share for the potential dilutive impact of shares of Class A common stock such as equity awards using the treasury-stock method and contingently returnable shares issued in connection with the TVision acquisition. Class B common stock is included using the if-converted method. Diluted non-GAAP earnings (loss) per share of Class A common stock considers the impact of potentially dilutive securities except to the extent their inclusion would be anti-dilutive. Shares of our Class B common stock, restricted stock units ("RSUs"), performance stock units ("PSUs"), nonqualified stock options ("NQSOs"), and contingently returnable shares are considered potentially dilutive shares of Class A common stock.
These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, the Company’s financial information calculated in accordance with GAAP and should not be considered measures of the Company’s liquidity. Further, these non-GAAP financial measures as defined by the Company may not be comparable to similar non-GAAP financial measures presented by other companies, including peer companies, and therefore comparability may be limited. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or non-recurring items. Management encourages investors and others to review Viant’s financial information in its entirety and not rely on a single financial measure.
Reconciliation of Non-GAAP Financial Measures
The following tables show the reconciliations of the Company’s non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures.
The following table presents the calculation of gross profit and the reconciliation of gross profit to contribution ex-TAC for the periods presented (unaudited; in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$110,428	$85,582	$303,220	$234,077
Less: Platform operations	(58,820)	(45,743)	(169,695)	(127,793)
Gross profit	51,608	39,839	133,525	106,284
Add: Other platform operations	15,626	13,151	44,210	37,808
Contribution ex-TAC	$67,234	$52,990	$177,735	$144,092
The following table presents a reconciliation of total operating expenses to non-GAAP operating expenses for the periods presented (unaudited; in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating expenses:
Platform operations	$58,820	$45,743	$169,695	$127,793
Sales and marketing	21,650	16,740	58,401	46,453
Technology and development	10,741	7,703	28,719	22,305
General and administrative	17,351	11,165	52,349	38,142
Total operating expenses	108,562	81,351	309,164	234,693
Less:
Traffic acquisition costs	(43,194)	(32,592)	(125,485)	(89,985)
Stock-based compensation	(10,365)	(6,428)	(26,892)	(18,410)
Depreciation and amortization	(5,893)	(4,807)	(16,930)	(13,690)
Acquisition and restructuring costs(1)	(1,706)	—	(5,913)	(667)
Non-operational media purchases(2)	—	(563)	—	(563)
Non-GAAP operating expenses	$47,404	$36,961	$133,944	$111,378
(1)Acquisition and restructuring costs primarily consist of costs incurred related to our contemplated and completed transactions for the three and nine months ended September 30, 2026 and the nine months ended September 30, 2025.
(2)Non-operational media purchases reflects costs incurred for non-operating supplier purchases that are not billable to the customer for the three and nine months ended September 30, 2025.

The following table presents a reconciliation of net income (loss) to adjusted EBITDA for the periods presented (unaudited; in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$2,618	$5,153	$(1,408)	$3,633
Add back (less):
Interest income, net	(1,401)	(1,463)	(4,017)	(4,671)
Provision for (benefit from) income taxes	649	541	(519)	97
Depreciation and amortization	5,893	4,807	16,930	13,690
Stock-based compensation	10,365	6,428	26,892	18,410
Acquisition and restructuring costs(1)	1,706	—	5,913	667
Non-operational media purchases(2)	—	563	—	563
TRA remeasurement expense(3)	—	—	—	325
Adjusted EBITDA	$19,830	$16,029	$43,791	$32,714
(1)Acquisition and restructuring costs primarily consist of costs incurred related to our contemplated and completed transactions for the three and nine months ended September 30, 2026 and the nine months ended September 30, 2025.
(2)Non-operational media purchases reflects costs incurred for non-operating supplier purchases that are not billable to the customer for the three and nine months ended September 30, 2025.
(3)TRA remeasurement expense reflects the remeasurement of the TRA liability for the nine months ended September 30, 2025.
The following table presents the calculation of net income (loss) as a percentage of gross profit and the calculation of adjusted EBITDA as a percentage of contribution ex-TAC for the periods presented (unaudited; in thousands, except percentages):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Gross profit	$51,608	$39,839	$133,525	$106,284
Net income (loss)	$2,618	$5,153	$(1,408)	$3,633
Net income (loss) as a percentage of gross profit	5%	13%	(1)%	3%
Contribution ex-TAC	$67,234	$52,990	$177,735	$144,092
Adjusted EBITDA	$19,830	$16,029	$43,791	$32,714
Adjusted EBITDA as a percentage of contribution ex-TAC	29%	30%	25%	23%
The following table presents a reconciliation of net income (loss) to non-GAAP net income for the periods presented (unaudited; in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$2,618	$5,153	$(1,408)	$3,633
Add back (less):
Stock-based compensation	10,365	6,428	26,892	18,410
Acquisition and restructuring costs(1)	1,706	—	5,913	667
Non-operational media purchases(2)	—	563	—	563
TRA remeasurement expense(3)	—	—	—	325
Income tax benefit (expense) related to Viant Technology Inc.’s share of non-GAAP pre-tax income (loss)(4)	(1,258)	(939)	(2,469)	(1,594)
Non-GAAP net income	$13,431	$11,205	$28,928	$22,004
(1)Acquisition and restructuring costs primarily consist of costs incurred related to our contemplated and completed transactions for the three and nine months ended September 30, 2026 and the nine months ended September 30, 2025.
(2)Non-operational media purchases reflects costs incurred for non-operating supplier purchases that are not billable to the customer for the three and nine months ended September 30, 2025.
(3)TRA remeasurement expense reflects the remeasurement of the TRA liability for the nine months ended September 30, 2025.
(4)The estimated income tax effect of our share of income (loss) after non-GAAP reconciling items for the three and nine months ended September 30, 2026 and 2025 is calculated using assumed blended tax rates of 25% and 27%, respectively, which represent our expected corporate tax rates, excluding discrete and non-recurring tax items.
The following table presents a reconciliation of earnings (loss) per share of Class A common stock—basic and diluted to non-GAAP earnings (loss) per share of Class A common stock—basic and diluted for the periods presented (unaudited; in thousands, except per share data):

	Three Months Ended September 30, 2026		Three Months Ended September 30, 2025
	Earnings (Loss) per Share	Non-GAAP Earnings (Loss) per Share	Earnings (Loss) per Share	Non-GAAP Earnings (Loss) per Share
Numerator
Net income	$2,618	$2,618	$5,153	$5,153
Adjustments:
Add back: Stock-based compensation	—	10,365	—	6,428
Add back: Acquisition and restructuring costs(1)	—	1,706	—	—
Add back: Non-operational media purchases(2)	—	—	—	563
Income tax benefit (expense) related to Viant Technology Inc.'s share of non-GAAP pre-tax income (loss)(3)	—	(1,258)	—	(939)
Non-GAAP net income	2,618	13,431	5,153	11,205
Less: Net income attributable to noncontrolling interests(4)	2,551	10,583	4,157	9,216
Net income attributable to Viant Technology Inc.—basic	$67	$2,848	$996	$1,989
Add back: Reallocation of net income attributable to noncontrolling interest from the assumed exchange of RSUs and NQSOs for Class A common stock	—	477	139	359
Income tax benefit (expense) from the assumed exchange of dilutive securities for Class A common stock	—	(126)	(38)	(97)
Net income attributable to Viant Technology Inc.—diluted	$67	$3,199	$1,097	$2,251
Denominator
Weighted-average shares of Class A common stock outstanding —basic	20,660	20,660	16,331	16,331
Effect of dilutive securities:
RSUs	—	994	810	810
NQSOs	—	2,093	2,038	2,038
Contingent shares(5)	563	563	—	—
Weighted-average shares of Class A common stock outstanding —diluted	21,223	24,310	19,179	19,179

Earnings (loss) per share of Class A common stock—basic	$0.00	$0.14	$0.06	$0.12
Earnings (loss) per share of Class A common stock—diluted	$0.00	$0.13	$0.06	$0.12

Anti-dilutive shares excluded from earnings (loss) per share of Class A common stock—diluted:
RSUs	6,718	—	—	—
NQSOs	4,138	—	—	—
PSUs(6)	487	487	—	—
Contingent shares(5)	—	—	—	—
Shares of Class B common stock	45,290	45,290	45,755	45,755
Total shares excluded from earnings (loss) per share of Class A common stock—diluted	56,633	45,777	45,755	45,755
(1)Acquisition and restructuring costs primarily consist of costs incurred related to our contemplated and completed transactions for the three months ended September 30, 2026.
(2)Non-operational media purchases reflects costs incurred for non-operating supplier purchases that are not billable to the customer for the three months ended September 30, 2025.
(3)The estimated income tax effect of our share of income (loss) after non-GAAP reconciling items for the three months ended September 30, 2026 and 2025 is calculated using assumed blended tax rates of 25% and 27%, respectively, which represent our expected corporate tax rates, excluding discrete and non-recurring tax items.
(4)The adjustment to net income (loss) attributable to noncontrolling interests represents the applicable non-GAAP reconciling items shown above attributed to the noncontrolling interests outstanding during the period.
(5)Represents shares issued as consideration in the TVision acquisition that are contingently returnable in connection with certain post-closing indemnification matters.
(6)Number of securities outstanding at the end of the period that were excluded from the computation of diluted non-GAAP earnings (loss) per share of Class A common stock because the performance conditions associated with these awards were not met assuming the end of the reporting period was the end of the performance period.

	Nine Months Ended September 30, 2026		Nine Months Ended September 30, 2025
	Earnings (Loss) per Share	Non-GAAP Earnings (Loss) per Share	Earnings (Loss) per Share	Non-GAAP Earnings (Loss) per Share
Numerator
Net income (loss)	$(1,408)	$(1,408)	$3,633	$3,633
Adjustments:
Add back: Stock-based compensation	—	26,892	—	18,410
Add back: Acquisition and restructuring costs(1)	—	5,913	—	667
Add back: Non-operational media purchases(2)	—	—	—	563
Add back: TRA remeasurement expense(3)	—	—	—	325
Income tax benefit (expense) related to Viant Technology Inc.'s share of non-GAAP pre-tax income (loss)(4)	—	(2,469)	—	(1,594)
Non-GAAP net income (loss)	(1,408)	28,928	3,633	22,004
Less: Net income (loss) attributable to noncontrolling interests(5)	(909)	21,546	3,537	17,811
Net income (loss) attributable to Viant Technology Inc.—basic	$(499)	$7,382	$96	$4,193
Add back: Reallocation of net loss attributable to noncontrolling interest from the assumed exchange of RSUs and NQSOs for Class A common stock	—	—	5	854
Income tax benefit (expense) from the assumed exchange of dilutive securities for Class A common stock	—	—	(1)	(231)
Add back: Net income (loss) attributable to noncontrolling interests(5)	—	21,546	—	—
Income tax expense (benefit) related to the Company's share of non-GAAP pre-tax loss(4)	—	(5,702)	—	—
Net income (loss) attributable to Viant Technology Inc.—diluted	$(499)	$23,226	$100	$4,816
Denominator
Weighted-average shares of Class A common stock outstanding —basic	19,279	19,279	16,255	16,255
Effect of dilutive securities:
RSUs	—	1,013	1,967	1,967
NQSOs	—	1,941	2,514	2,514
Contingent shares(6)	—	316	—	—
Shares of Class B Common stock	—	45,485	—	—
Weighted-average shares of Class A common stock outstanding —diluted	19,279	68,034	20,736	20,736

Earnings (loss) per share of Class A common stock—basic	$(0.03)	$0.38	$0.01	$0.26
Earnings (loss) per share of Class A common stock—diluted	$(0.03)	$0.34	$0.00	$0.23

Anti-dilutive shares excluded from earnings (loss) per share of Class A common stock—diluted:
RSUs	6,718	—	—	—
NQSOs	4,138	—	—	—
PSUs(7)	487	487	—	—
Contingent shares(6)	563	—	—	—
Shares of Class B common stock	45,290	—	45,755	45,755
Total shares excluded from earnings (loss) per share of Class A common stock—diluted	57,196	487	45,755	45,755
(1)Acquisition and restructuring costs primarily consist of costs incurred related to our contemplated and completed transactions for the nine months ended September 30, 2026 and 2025.
(2)Non-operational media purchases reflects costs incurred for non-operating supplier purchases that are not billable to the customer for the nine months ended September 30, 2025.
(3)TRA remeasurement expense reflects the remeasurement of the TRA liability for the nine months ended September 30, 2025.
(4)The estimated income tax effect of our share of income (loss) after non-GAAP reconciling items for the nine months ended September 30, 2026 and 2025 is calculated using assumed blended tax rates of 25% and 27%, respectively, which represent our expected corporate tax rates, excluding discrete and non-recurring tax items.
(5)The adjustment to net income (loss) attributable to noncontrolling interests represents the applicable non-GAAP reconciling items shown above attributed to the noncontrolling interests outstanding during the period.
(6)Represents shares issued as consideration in the TVision acquisition that are contingently returnable in connection with certain post-closing indemnification matters.
(7)Number of securities outstanding at the end of the period that were excluded from the computation of diluted non-GAAP earnings (loss) per share of Class A common stock because the performance conditions associated with these awards were not met assuming the end of the reporting period was the end of the performance period.